SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 12, 2002

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

Registrant’s telephone number,
including area code:

Not Applicable

(Former name or former address,
if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Supplemental Forbearance Agreement

     References to “USPL,” the “Company,” “we,” “us” and “our” in this Current Report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this Current Report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listing of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition from entities with greater financial resources than those possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this Current Report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 5. OTHER EVENTS

     Forbearance Agreements with Senior Lenders

     In a previously filed Current Report on Form 8-K we reported that, on December 12, 2001, we executed a Forbearance Agreement, effective as of November 14, 2001 (the “Forbearance Agreement”), with our senior lenders (“Senior Lenders”) relative to defaults under our Credit Agreement dated June 30, 2000 and amendments thereto (“Senior Credit Facility”). Under the terms of the Forbearance Agreement, the Senior Lenders agreed to accept interest only payments and allowed us to defer the September 30, and December 31, 2001 principal payments of $2.5 million each until the earlier of February 28, 2002 or the sale of certain of our assets. Pursuant to the terms of the Forbearance Agreement, the Senior Lenders also agreed not to take any action against us with respect to the covenant violations as of September 30, 2001 and similar violations which were anticipated as of December 31, 2001.

     The forbearance period was to have terminated on February 28, 2002 or at the time of a forbearance default (“Forbearance Default”), as defined in the Forbearance Agreement. Forbearance Defaults include, but are not limited to (i) our failure to comply with any provision of the Forbearance Agreement; (ii) our failure to enter into a definitive agreement for the sale of certain of our assets on or prior to December 31, 2001; (iii) termination of our bonding capacity; or (iv) any other default under the Senior Credit Facility, other than existing and anticipated defaults listed in the Forbearance Agreement.

     As previously reported, we did not make the interest payment in the amount of $221,000 that was due on December 31, 2001. In addition, we also did not make interest payments of approximately $215,000, $197,000 and $203,000 that were due on January 31, 2002, February 28, 2002, and April 1, 2002, respectively, and a principal payment that was due on April 1, 2002. We also advised the Senior Lenders that we did not intend to make the interest payment due on April 30, 2002. Although our failure to make these interest and principal payments and the expiration of the forbearance period set forth in the Forbearance Agreement constitute a default under our credit agreements, the Senior Lenders did not take any action against us with respect to these defaults.

     On April 12, 2002, the Senior Lenders agreed to a supplemental Forbearance Agreement (the “Amendment”) attached to this Current Report as Exhibit 10.1, effective as of April 12, 2002, which amends the Forbearance Agreement to defer the interest payments due on January 31, February 28, April 1, and April 30, 2002 and the principal payment due on April 1, 2002. Under the terms of the Amendment, the forbearance period is extended to May 31, 2002. The Amendment also requires that we make the following payments during the Forbearance Period: (i) a payment of $100,000 simultaneously with the effectiveness of the Amendment, which is equal to a portion of the amount of interest which was due on January 31, 2002; (ii) a payment of $312,543.89 on April 30, 2002, which is equal to the amount of interest which was due on February 28, 2002 plus the balance of the interest which was due on January 31, 2002; and (iii) a payment of $303,258.22 on May 30, 2002, which is equal to the amount of interest expected that was due on April 1, 2002 plus $100,000; provided that the aggregate amount of the foregoing Payments does not exceed the sum of $715,802.11.

     The Amendment also amends the definition of Forbearance Defaults. Forbearance Defaults under the Amendment include, but are not limited to (i) our failure to comply with any provision of the Forbearance Agreement; (ii) our failure to enter into a definitive agreement for the sale of certain of our assets on or prior to December 31, 2001; (iii) termination of our bonding capacity; (iv) any other default under the Senior Credit Facility, other than existing and anticipated defaults; or (v) our failure to do the following:

(a) to pay the March invoice of counsel to the administrative agent under the Senior Credit Facility on or before April 15, 2002 or any other invoice of counsel to the administrative agent within 15 days after receipt of such invoice;

(b) to make any required payment, not to exceed $715,802.11, under the Amendment;

(c) to deliver to the administrative agent, on or before May 10, 2002, an appraisal of our equipment and the equipment of our subsidiaries;

(d) to deliver to the administrative agent, on or before April 20, 2002, a letter agreement with EOS Partners, L.P. (“EOS”) providing an exclusivity period by which EOS will conduct due diligence in order to evaluate a potential transaction with Clean Earth, Inc., subject to receiving the consent of New CEI, Inc. allowing the foregoing and any potential transaction arising therefrom; and

(e) to comply with any provision of additional agreements described below that we entered into as consideration for the forbearance under the Amendment.

     Notes

     As a condition to the effectiveness of the Amendment, we executed two demand notes: (i) the note payable to the Bank of America in the principal amount of $704,749 and (ii) the note payable to LaSalle Bank National Association in the principal amount of $375,500 (collectively, the “Notes). The Notes are attached as Exhibit A and Exhibit B, respectively, to the Amendment. We executed the Notes

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in connection with the termination of the IDSA Master Agreements dated as of June 12, 2000 and September 29, 2000, respectively, to which the demand holders were a party.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements — None.

(b)	Pro forma financial information — None.

(c)	Exhibits.

10.1	Supplemental Forbearance Agreement among U.S. Plastic Lumber Corp., Bank of America, N.A., LaSalle Bank National Association and Union Planters Bank, dated as of April 12, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)

Date: April 22, 2002	By: /s/ Bruce C. Rosetto

Bruce C. Rosetto, Executive Vice President and General Counsel/Secretary

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